LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                                 by and between

                             KEYSPAN GENERATION LLC

                                       and

                         NATIONAL WESTMINSTER BANK PLC,
                                 NEW YORK BRANCH

                         entered into in connection with

                                   $24,880,000

            New York State Energy Research and Development Authority


                        Electric Facilities Revenue Bonds
                     (Long Island Lighting Company Project),
                                  1997 Series A




                          Dated as of December 1, 2000









                           Jones, Day, Reavis & Pogue
                                    New York
                                   (JP985156)

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................2
         Section 1.1       Definitions............................................................................2
         Section 1.2       Accounting Terms......................................................................12

ARTICLE II LETTER OF CREDIT......................................................................................13
         Section 2.1       Issuance and Reissuance of Letter of Credit...........................................13
         Section 2.2       Agreement to Reimburse the Bank for Letter of
                           Credit Payments; Term Borrowing.......................................................13
         Section 2.3       Interest and Loan Options for the Borrowing...........................................14
         Section 2.4       Repayments and Prepayments of the Borrowing...........................................15
         Section 2.5       Interest Rates and Payment Dates......................................................16
         Section 2.6       Fees..................................................................................16
         Section 2.7       Computation of Interest and Fees......................................................16
         Section 2.8       Inability to Determine Interest Rate..................................................17
         Section 2.9       Payments..............................................................................17
         Section 2.10      Requirements of Law...................................................................18
         Section 2.11      Taxes.................................................................................19
         Section 2.12      Funding Indemnity.....................................................................20
         Section 2.13      Change of Lending Office..............................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................21
         Section 3.1       Financial Condition...................................................................21
         Section 3.2       No Change.............................................................................21
         Section 3.3       Corporate Existence; Compliance with Law..............................................21
         Section 3.4       Corporate Power; Authorization; Enforceable Obligations...............................22
         Section 3.5       No Legal Bar..........................................................................22
         Section 3.6       Litigation............................................................................22
         Section 3.7       No Default............................................................................22
         Section 3.8       Ownership of Property; Liens..........................................................23
         Section 3.9       Intellectual Property.................................................................23
         Section 3.10      Taxes.................................................................................23
         Section 3.11      Federal Regulations...................................................................23
         Section 3.12      Labor Matters.........................................................................23
         Section 3.13      ERISA.................................................................................24
         Section 3.14      Investment Company Act; Other Regulations.............................................24
         Section 3.15      Subsidiaries..........................................................................24
         Section 3.16      Use of Proceeds.......................................................................24
         Section 3.17      Environmental Matters.................................................................24
         Section 3.18      Accuracy of Information, etc..........................................................25
         Section 3.19      Official Statement....................................................................25







ARTICLE IV AFFIRMATIVE COVENANTS.................................................................................26
         Section 4.1       Financial Statements..................................................................26
         Section 4.2       Certificates; Other Information.......................................................26
         Section 4.3       Payment of Obligations................................................................27
         Section 4.4       Maintenance of Existence; Compliance..................................................27
         Section 4.5       Maintenance of Property; Insurance....................................................27
         Section 4.6       Inspection of Property; Books and Records; Discussions................................27
         Section 4.7       Notices...............................................................................28
         Section 4.8       Environmental Laws....................................................................28
         Section 4.9       Transaction with Affiliates...........................................................28
         Section 4.10      Remarketing...........................................................................29

ARTICLE V NEGATIVE COVENANTS.....................................................................................29
         Section 5.1       Financial Condition Covenant..........................................................29
         Section 5.2       Liens.................................................................................29
         Section 5.3       Fundamental Changes...................................................................30
         Section 5.4       Disposition of Property...............................................................30
         Section 5.5       Negative Pledge Clauses...............................................................30
         Section 5.6       Limitation on Restrictions on Distributions from Subsidiaries.........................30
         Section 5.7       Company Agreements....................................................................30

ARTICLE VI EVENTS OF DEFAULT.....................................................................................31
         Section 6.1       Events of Default.....................................................................31
         Section 6.2       Remedies Upon an Event of Default.....................................................33

ARTICLE VII CONDITIONS TO ISSUANCE OF LETTER OF CREDIT...........................................................34
         Section 7.1       Documents.............................................................................34
         Section 7.2       No Default:  Representations and Warranties True and Correct..........................35
         Section 7.3       Borrowing Conditions..................................................................35

ARTICLE VIII GENERAL.............................................................................................36
         Section 8.1       Amendments............................................................................36
         Section 8.2       Notices...............................................................................36
         Section 8.3       Costs, Expenses and Taxes.............................................................37
         Section 8.4       Liability of the Bank.................................................................37
         Section 8.5       Setoff................................................................................38
         Section 8.6       Headings and References...............................................................38
         Section 8.7       Governing Law: Waiver Of Jury Trial...................................................38
         Section 8.8       Successors and Assigns................................................................38
         Section 8.9       Severability of Provisions............................................................39
         Section 8.10      Execution in Counterparts.............................................................39

SCHEDULES
---------

SCHEDULE 3.15     Subsidiaries
SCHEDULE 5.2(f)   Permitted Liens


EXHIBITS
--------

EXHIBIT A         Form of Letter of Credit
EXHIBIT B         Form of Notice of Conversion, Continuation, Subdivision or
                  Consolidation
EXHIBIT C         Form of Closing Certificate
EXHIBIT D         Form of Opinion of Counsel to Company

40




                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT


         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 1, 2000, is entered into by and between KEYSPAN GENERATION LLC a New York limited liability company (the "Company"), and NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH (the "Bank").

                                R E C I T A L S:

         A. New York State Energy Research and Development Authority (the "Issuer") has issued pursuant to an Indenture of Trust dated as of December 1, 1997 (as supplemented or amended prior to the date of this Agreement and as further supplemented or amended from time to time with the written consent of the Bank, the "Indenture"), by and between the Issuer and The Chase Manhattan Bank as trustee (such entity, or its successor as trustee, being the "Trustee"), $24,880,000 aggregate principal amount of Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1997 Series A (the "Bonds").

         B. The Issuer and Long Island Lighting Company ("LILCO") entered into a Participation Agreement dated as of December 1, 1997 (as supplemented or amended prior to the date of this Agreement and as further supplemented or amended from time to time with the written consent of the Banks, the "Participation Agreement") pursuant to which LILCO agreed, among other things, to furnish a letter of credit as hereinafter provided. Subsequent to the date of the
Participation Agreement, (i) all the shares of common stock of LILCO were purchased by a subsidiary of Long Island Power Authority ("LIPA") and such subsidiary was merged into LILCO with the result that LILCO became a wholly owned subsidiary of LIPA, (ii) LILCO transferred all of its fossil fuel electric generating units and its natural gas system (the "KeySpan Transfer") to the Company, and (iii) in connection with the KeySpan Transfer, LILCO assigned and delegated to the Company, and the Company accepted and assumed, all the rights and obligations of LILCO under or in connection with the Bonds, the Participation Agreement and the Indenture.

         C. The Company and the Bank have agreed to enter into this Agreement with respect to the Bonds pursuant to which the Bank shall furnish such a letter of credit in the amount of $27,057,000, of which (i) $24,880,000 shall support the payment of principal of the Bonds (or the portion of the purchase price of the Bonds corresponding to principal) and (ii) $2,177,000 shall support the payment of up to 210 days' interest on the principal amount of the Bonds (or the portion of the purchase price of the Bonds corresponding to interest), computed at 15% per annum on the basis of a year of 360 days.

         NOW, THEREFORE, in consideration of the premises and to induce the Bank to issue its direct-pay letter of credit, and intending to be legally bound hereby, the Company and the Bank hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

Section 1.1 Definitions. When used herein, the following terms shall have the following respective meanings, which meanings shall be applicable to both the singular and plural forms of such terms:

         "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%. For such purposes: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "Affiliate" shall mean as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement"   shall  mean  this  Letter  of  Credit  and  Reimbursement
Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Margin" shall mean the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of the Company's senior unsecured long-term debt issued by S&P and/or Moody's respectively:

      ================================== ======================================
                   Ratings                          Applicable Margin
      ================================== ======================================
                    A+/A1                                 0.55%
      ---------------------------------- --------------------------------------
                    A/A2                                  0.60%
      ---------------------------------- --------------------------------------
      ---------------------------------- --------------------------------------
                    A-/A3                                 0.65%
      ---------------------------------- --------------------------------------
      ---------------------------------- --------------------------------------
                  BBB+/Baa1                               0.70%
      ---------------------------------- --------------------------------------
      ---------------------------------- --------------------------------------
                  BBB/Baa2                                0.80%
      ---------------------------------- --------------------------------------
      ---------------------------------- --------------------------------------
                 <BBB-/Baa3                               0.90%
                 -
      ================================== ======================================

         Changes in the Applicable Margin shall become effective on the date on which S&P and/or Moody's changes the rating it has issued for the Company's senior unsecured long-term debt. In the event of split ratings, then the higher of the two will apply unless the ratings are more than one level apart in which case the level immediately above the level of the lower rating will apply. If neither agency issues a rating, the lowest level will apply.

         "Bank" is defined in the Preamble.

         "Board" shall mean, the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Bond Documents" shall mean, collectively, the Bonds, the Bond Resolution, the Indenture, the Company Note, the Participation Agreement, the Remarketing Agreement, the Purchase Contract, the Official Statement and the Tax Regulatory Agreement, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Bond Resolution" shall mean the resolution of the Issuer authorizing the issuance of the Bonds and approving the other Bond Documents and related matters, as amended or supplemented from time to time.

         "Bonds" is defined in Recital A.

         "Borrowing" is defined in Section 2.2(b).

         "Borrowing Conditions" is defined in Section 2.2(b).

         "Borrowing Date" is defined in Section 2.2(b).

         "Business" shall mean the business operated by the Company or any of its Subsidiaries.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, fights or options to purchase any of the foregoing.

         "Change in Control" shall mean (i) KeySpan Corporation ("KeySpan") ceases to own 100% of the outstanding Capital Stock of the Company free and clear of any Lien or (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such period were directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by two-thirds of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than due to death, disability or previously established mandatory retirement) to constitute a majority of the board of directors of the Company then in effect.

         "Closing Date" shall mean December 11, 2000, provided that on such date all of the conditions in Section 7.1 have been satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code and the regulations and published interpretations thereof.

         "Company" is defined in the Preamble.

         "Company Agreements" shall mean, collectively, this Agreement, the Company Note, the Participation Agreement, the Purchase Contract, the Remarketing Agreement and the Tax Regulatory Agreement as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Company Note" shall mean the "Company Note" as defined in the Indenture.

         "Consolidated Capitalization" shall mean at any date, the sum of Consolidated Net Worth and Consolidated Indebtedness.

         "Consolidated Indebtedness" shall mean at any date, all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, as reflected on the balance sheet.

         "Consolidated Net Worth" shall mean at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Subsidiaries under stockholders' equity at such date.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Termination Date" is defined in Section 2.1(a).

         "Default" shall mean any of the events specified in Section 6.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition" shall mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, including the sale of Capital Stock of any Subsidiary owned by the Company or any of its Subsidiaries. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States.

         "Environmental Law" shall mean any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder.

         "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen) at such time, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Bank or, in the absence of such availability, by reference to the rate at which the Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


         "Event of Default"  shall mean any of the events  described  in Section
6.1.

         "Existing Credit Facilities" shall mean (i) the $700,000,000 364-day revolving credit facility dated as of September 22, 2000 among (inter alios) the Company as Borrower and The Chase Manhattan Bank as Administrative Agent and
(ii) the $700,000,000 Credit Facility dated as of October 30, 2000 among (inter alios) the Company as Borrower and The Chase Manhattan Bank as Administrative Agent.

         "Federal Funds Effective Rate" shall mean for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three federal funds brokers of recognized standing selected by it.

         "Final Maturity Date" shall mean the date that is four years after the Borrowing Date (if any).

         "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of
Section 5.1, GAAP shall be determined on the basis of such principles in effect on the date of this Agreement and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(a). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Bank agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company and the Bank, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Guarantee Obligations" shall mean as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Hedge Agreements" shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Indebtedness"   shall  mean  of  any  Person  at  any  date,   without
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Final Maturity Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 6.1(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 8.3.

         "Indemnitees" is defined in Section 8.3.

         "Indenture" is defined in Recital A.

         "Initial Stated Amount" shall be Twenty-Seven Million Fifty-Seven Thousand Dollars ($27,057,000).

         "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" shall mean pertaining to a condition of Insolvency.

         "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the fight to receive all proceeds and damages therefrom.

         "Interest Payment Date" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Final Maturity Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

         "Interest Period" shall mean (i) initially, the period commencing on the initial conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of conversion given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be (x) to carry such Interest Period into another calendar month or (y) to extend such Interest Period beyond the Final Maturity Date, in either of which events such Interest Period shall end on the immediately preceding Business Day;

         (B) the Company may not select an Interest Period that would extend beyond the Final Maturity Date;

         (C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (D) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Issuer" is defined in Recital A.

         "KeySpan Transfer" is defined in Recital B.

         "Letter of Credit" is defined in Section 2.1(a).

         "Letter of Credit Fee" is defined in Section 2.6(b).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "LILCO" is defined in Recital B.

         "LIPA" is defined in Recital B.

         "LIPA Option" shall mean the option granted to LIPA pursuant to the KeySpan Transfer to acquire all of the outstanding capital stock of the Company, which option is exercisable during the period from May 28, 2001 until May 27, 2002.

         "Loans" shall mean ABR Loans and/or Eurodollar Loans comprising in aggregate the Borrowing, and complying with the provisions of Section 2.3.

         "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment in the ability of the Company to perform any of its obligations under any Company Agreement or Bond Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any other Person (other than the Bank) of any Company Agreement or Bond Document.

         "Material of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Moody's" shall mean Moody's Investors Service, Inc. (or any successor thereto).

     "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

         "Non-Excluded Taxes" is defined in Section 2.11(a).

         "Non-U.S. Bank" is defined in Section 2.11(d).
          -------------                ---------------

         "Obligations" shall mean all obligations and liabilities of the Company to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Bank that are required to be paid by the Company pursuant hereto) or otherwise and including, without limitation, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans.

         "Official Statement" shall mean the Official Statement dated December 18, 1997, regarding the issuance and sale by the Issuer of its Electric Facilities Revenue Bonds (Long Island Lighting Company Project), 1997 Series A.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Company Agreement.

         "Participation Agreement" is defined in Recital B.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "PSC" means the Public Service Commission of the State of New York, or any successor or other agency or authority of the state of New York from time to time having a similar jurisdiction.

         "PSC Order" means, at any time, the order or orders by the PSC in effect at such time that authorize the Company to enter into this Agreement and the other Company Agreements, to request the Bank to issue the Letter of Credit hereunder and to incur initial Indebtedness to the Bank hereunder in an amount not less than the Initial Stated Amount. The PSC Order shall be deemed to include the petition for such order by the Company.

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "Properties" mean the facilities or properties owned, leased or operated by the Company or any of its Subsidiaries.

     "Purchase Contract" shall mean the Purchase Contract, dated as of December 22, 1997 among the Issuer, the Company, JP Morgan Securities, Inc., Lehman Brothers Inc., Merrill Lynch & Co., and M.R. Beal and Company.

         "Regulation U" shall mean Regulation U of the Board as in effect from time to time.

         "Remarketing Agent" shall mean the "Remarketing Agents" as defined in the Indenture.

         "Remarketing Agreements" shall mean, on any date of determination, any of the following agreements as shall be in effect on such date in accordance with the terms of the Indenture: the Remarketing Agreement dated as of December 30, 1997, among the Company and JP Morgan Securities, Inc. as the same may be amended from time to time, or any remarketing agreement between the Company and successor Remarketing Agents.

         "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043 (b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss.4043.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the president, treasurer or secretary of the Company, but in any event, with respect to financial matters, the treasurer of the Company.

         "RMP   Request"   shall   mean  a  request   by  the   Trustee   for  a
"Redemption/Mandatory Purchase Drawing" in accordance with, and as defined in, the Letter of Credit.

         "S&P" shall mean Standard & Poor's Ratings Services (or any successor thereto).

         "SEC" shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

         "Single Employer Plan" shall mean any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent" shall mean, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) fight to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a fight to payment, whether or not such fight to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Stated Amount" shall be Twenty-Seven Million Fifty-Seven Thousand Dollars ($27,057,000) or such lesser amount pursuant to Section 2.1(c).

         "Subsidiary" as to any Person, shall mean a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Tax Regulatory Agreement" shall mean the "Tax Regulatory Agreement" defined in the Indenture.

         "Tender Request" shall mean a request by the Trustee for a "Tender Drawing" in accordance with, and as defined in, the Letter of Credit.

         "Trustee" is defined in Recital A.

         "Type" shall mean with respect to a Loan, whether such Loan is an ABR Loan or a Eurodollar Loan.

Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 3.1, and all financial data supplied pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II

                                LETTER OF CREDIT
                                ----------------

Section 2.1       Issuance and Reissuance of Letter of Credit.

          (a) Issuance of Letter of Credit. Subject to the terms and conditions of this Agreement, the Bank agrees to issue to the Trustee, on and as of the Closing Date, an irrevocable direct-pay letter of credit (together with any substitute letter of credit issued pursuant to Section 2.1(c), the "Letter of Credit") in the form of Exhibit A attached hereto, to expire on December 11, 2001, or such earlier date on which the Letter of Credit shall have terminated in accordance with its terms (the "Credit Termination Date").

          (b) Extension of Credit Termination Date. The Credit Termination Date may be extended by the Bank for a further term of one year in its sole discretion upon written request of the Company made no less than 75 days, and no more than 125 days, prior to the then applicable Credit Termination Date. If the Bank consents to the requested extension then upon payment of any applicable fee and delivery to the Bank of such documentation as the Bank may reasonably require, the Credit Termination Date shall be so extended. The Bank will confirm whether or not it consents to the requested extension no later than 30 days after receipt of the request from the Company. Unless and until the Bank delivers a notice confirming the requested extension, the Bank has no obligation to extend the Letter of Credit beyond December 11, 2001.

          (c) Reissuance of Letter of Credit. If at any time, or from time to time, prior to the then applicable Credit Termination Date, a portion of the Bonds shall be redeemed or retired in accordance with the Indenture, the Bank shall deliver to the Trustee, upon surrender of the Letter of Credit, a substitute letter of credit in an amount calculated in the same manner as the Initial Stated Amount of the Letter of Credit, but with respect to the reduced aggregate outstanding principal amount of the Bonds (and with respect to any proportionate reduced amount for the payment of interest, determined in accordance with Exhibit A attached hereto) after giving effect to such redemption or retirement of Bonds and otherwise having terms identical to the Letter of Credit, including the same Credit Termination Date.

Section 2.2 Agreement to Reimburse the Bank for Letter of Credit Payments; Term Borrowing.
                  --------------------------------------------------------------

          (a) Reimbursement by Company. Subject to the provisions of Section 2.2(b) below, the Company hereby agrees to reimburse and pay to the Bank, on the date each payment or disbursement is made by the Bank under the Letter of Credit honoring any demand for payment made by the Trustee thereunder (including amounts in respect of the reinstatement of the Interest Component (as defined in the Letter or Credit) at the election of the Bank notwithstanding any failure of the Company to reimburse the Bank for any previous drawing to pay interest on the Bonds), an amount equal to such payment or disbursement. Any amount (including any amount referred to in Section 2.2(b)(ii)) not so paid on such date shall bear interest, payable on demand, in accordance with Section 2.5(c)(ii).

          (b) Term Borrowing. (i) If the Bank makes a payment or disbursement under the Letter of Credit in response to a Tender Request or an RMP Request and, on the date of such payment or disbursement, the conditions precedent set forth in Section 7.3 (the "Borrowing Conditions") have been satisfied, such payment shall constitute a term borrowing made by the Bank to the Company on the date of (such date being the "Borrowing Date"), and in the amount of, such payment or disbursement (such term borrowing being the "Borrowing"). (ii) If the Borrowing Conditions are not so satisfied on the date of such payment or disbursement, the Company shall immediately reimburse the Bank in respect of the amount so paid or disbursed to the Company, in accordance with Section 2.2(a). For the avoidance of doubt, if at any time the Borrowing shall have been made under this Agreement, any subsequent payment or disbursement by the Bank under the Letter of Credit must be immediately reimbursed by the Company in accordance with Section 2.2(a), it being agreed that only one term borrowing (the Borrowing) may be made under this Agreement.

          (c) Reimbursement Obligation Absolute and Unconditional. The Company's obligation to reimburse the Bank when due for payments and disbursements made by the Bank under the Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Bank, including, without limitation, any counterclaim or defense which is based upon (i) the failure of such demand for payment to conform to the terms of the Letter of Credit, (ii) any failure of the Issuer or the Company to receive all or any part of the proceeds of the sale of the Bonds, (iii) any non-application or misapplication by the Issuer, the Trustee or any other person of the proceeds of such demand for payment or (iv) the illegality, invalidity, irregularity or unenforceability of the Bonds or the Letter of Credit; provided, however, that (A) the Company shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made by the Bank under the Letter of Credit as a result of acts or omissions constituting intentional or willful misconduct on the part of the Bank or any of its officers, employees or agents, and (B) except as specifically provided herein, the Company does not waive any legal rights to which it is entitled.

          Section 2.3 Interest and Loan Options for the Borrowing. (a) On the Borrowing Date, the Borrowing shall comprise a single ABR Loan. Thereafter from time to time the Company may, subject to the terms of this Agreement, elect, by notice to the Bank in the form of Exhibit B (completed appropriately) delivered in accordance with Section 2.3(b), to (w) subdivide the Borrowing into one or more Loans and further subdivide such Loans into other Loans, (x) consolidate Loans of the same Type into a single Loan, (y) convert Loans from one Type to another and (z) continue Loans as Loans of the same Type.

          (b) The following conditions shall apply to all such subdivisions, consolidations, conversions and continuations: (i) no Loan shall be of a principal amount less than $1,000,000; (ii) each Loan shall either be an ABR Loan or a Eurodollar Loan; (iii) there shall be no more than five different Interest Periods, and no more than five Eurodollar Loans in existence at any one time; (iv) the conversion, subdivision or consolidation of any ABR Loan into one or more Eurodollar Loans may only be effected upon no less than three (3) Business Days' prior irrevocable notice to the Bank thereof; (v) the continuation of any Eurodollar Loan at the end of its current Interest Period into a new Interest Period as one or more Eurodollar Loans may only be effected upon no less than three (3) Business Days' prior irrevocable notice to the Bank thereof; (vi) the conversion, subdivision or consolidation of any Eurodollar Loan into one or more ABR Loans may only be effected upon no less than one (1) Business Day prior irrevocable notice to the Bank thereof; (vii) the conversion, subdivision, consolidation or continuation of a Eurodollar Loan may only be made on the last day of an Interest Period with respect thereto; (viii) each notice of conversion, subdivision or consolidation into, or continuation as, a Eurodollar Loan shall specify the length of the initial or new Interest Period therefor; (ix) no Loan may be converted, subdivided or consolidated into, or continued as, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing unless the Bank otherwise agrees in writing in its sole discretion; (x) if the Company fails to give a valid notice in respect of a Eurodollar Loan, or if a Eurodollar Loan cannot (by virtue of the conditions in this Section 2.3(b)) be continued as a Eurodollar Loan, as of the last day of the Interest Period applicable thereto, such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of such Interest Period; and (xi) each Interest Period applicable to a Eurodollar Loan shall comply with the definition of "Interest Period" in Section 1.1.

          Section 2.4 Repayments and Prepayments of the Borrowing.(a) (a) The Borrowing shall be repaid in full in four equal installments one on each anniversary of the Term Advance Date ending with the Final Maturity Date. For such purposes, on each such anniversary one or more Loans comprising an aggregate principal amount equal to 25% of the principal amount of the Borrowing shall be repaid in full.

          (b) The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Bank at least three (3) Business Days prior thereto in the case of Eurodollar Loans and at least one (1) Business Day prior thereto in the case of ABR Loans, which notice shall specify (x) the date and amount of prepayment and (y) which Loans are to be prepaid; provided, however, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section 2.12 and (ii) each such voluntary partial prepayment shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

          (c) Upon the occurrence of a Change of Control, whether arising through the exercise of the LIPA Option or otherwise, the Company shall either (x) if at such time the Borrowing has been drawn, immediately (i) repay in full the Borrowing, all interest accrued and unpaid thereon and all other fees and amounts accrued or outstanding under this Agreement and
     (ii) cause the Letter of Credit to be terminated and returned to the Bank or (y) otherwise, immediately use its best efforts to cause the Letter of Credit to be terminated and returned to the Bank, or failing that, the Company shall immediately deposit with, and under the exclusive dominion and control of, the Bank cash of an amount equal to the Stated Amount of the Letter of Credit as cash collateral for the Company's contingent obligation to reimburse the Bank for any subsequent amount paid or disbursed by the Bank under the Letter of Credit. For the avoidance of doubt, the foregoing obligation to cash collateralize the Company's reimbursement obligation shall not affect such reimbursement obligations, which shall remain in full force and effect. The Company agrees to execute such documents and take all such other steps as the Bank shall require to create and perfect a security interest in such cash collateral in favor of the Bank for such purposes.

          Section 2.5 Interest Rates and Payment Dates.(a) (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder including any amount to be reimbursed under Section 2.2(a) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          Section 2.6 Fees. (a)The Company agrees to pay to the Bank on or prior to 30 days after the Closing Date, a commitment fee of Thirteen Thousand Five Hundred Twenty-Eight Dollars ($13,528.00), which represents 5 basis points (0.05%) of the Initial Stated Amount of the Letter of Credit.

          (b) The Company agrees to pay the Bank, as consideration for the issuance of the Letter of Credit, a fee (the "Letter of Credit Fee") computed at an annual rate of 40 basis points (0.40%) of the Stated Amount of the Letter of Credit for the period that the Letter of Credit is outstanding. The Letter of Credit Fee is due and payable quarterly in arrears, on the last business day of each quarter that the Letter of Credit remains outstanding and on the Credit Termination Date. The Letter of Credit Fee will be computed on the basis of the average Stated Amount of the Letter of Credit for the payment period in question. For purposes of determining the Letter of Credit Fee only, the Stated Amount of the Letter of Credit shall not be reduced by any amounts that may have been drawn under the Letter of Credit but have not been reimbursed to the Bank as of the date on which any such fee is payable to the Bank.

          (c) The Company agrees to pay to the Bank, on the date of each draw by the Trustee under the Letter of Credit, a fee equal to One Hundred Dollars ($100.00).

          (d) The Company agrees to pay to the Bank, on the Borrowing Date, whether or not the Borrowing Conditions are then satisfied, an arrangement fee of an amount equal to 20 basis points (0.20%) of the amount paid or disbursed to the Trustee by the Bank on such date.

          Section 2.7 Computation of Interest and Fees. (a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Bank shall as soon as practicable notify the Company of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Bank shall as soon as practicable notify the Company and the Bank of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error. The Bank shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Bank in determining any interest rate pursuant to Section 2.5(a).

          Section 2.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Bank shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or that such Eurodollar rate is not available; or

          (b) the Bank shall have determined that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Bank (as conclusively certified by the Bank) of making or maintaining its affected Loans during such Interest Period, the Bank shall give fax or telephonic notice thereof to the Company as soon as practicable thereafter. If such notice is given, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans, and (y) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Bank, no further Eurodollar Loans shall be continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

          Section 2.9 Payments. (a) All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Bank, at the office specified in Section 8.2 (and such account as the Bank shall have notified to the Company) (or as otherwise notified to the Company by the Bank), in Dollars and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          Section 2.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

               (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof (except for Non-Excluded Taxes covered by Section 2.11 and changes in the rate of tax on the overall net income of the
               Bank);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on the Bank any other condition,

and the result of any of the foregoing is to increase the cost to the Bank, by an amount that the Bank deems to be material, of converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company of the event by reason of which it has become so entitled.

          (b) If the Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date of this Agreement shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, after submission by the Bank to the Company of a written request therefor, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction; provided that the Company shall not be required to compensate the Bank pursuant to this paragraph for any amounts incurred more than six months prior to the date that the Bank notifies the Company of the Bank's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by the Bank to the Company shall be conclusive in the absence of manifest error. The obligations of the Company pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.11 Taxes. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Company shall not be required to increase any such amounts payable to the Bank with respect to any Non-Excluded Taxes (i) that are attributable to the Bank's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to the Bank at the time the Bank becomes a party to this Agreement, except to the extent that the Bank's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Bank, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any
     Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Company shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

          (d) The Bank (or its successor as permitted assign) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Bank") shall deliver to the Company two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871 (h) or 881 (c) of the Code with respect to payments of" portfolio interest", a statement in standard form agreed by the Company and the relevant Non-U.S. Bank acting reasonably and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Each Non-U.S. Bank shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Bank shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Bank is not legally able to deliver.

          (e) If the Bank is entitled to an exemption from or reduction of non-U.S, withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, it shall deliver to the Company at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that the Bank is legally entitled to complete, execute and deliver such documentation and in the Bank's judgment such completion, execution or submission would not materially prejudice the legal position of the Bank.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.12 Funding Indemnity. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss or expense that the Bank may sustain or incur as a consequence of (a) default by the Company in making a conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment of or conversion from Eurodollar Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so converted or continued, for the period from the date of such prepayment or of such failure to convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by the Bank) that would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by the Bank shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 2.13 Change of Lending Office. The Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10 or 2.11(a) with respect to the Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of the Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of the Bank, cause the Bank and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Company or the rights of the Bank pursuant to Section 2.10 or 2.11(a).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Company represents and warrants to the Bank that and such representations and warranties shall survive the earlier termination of this
Agreement:

          Section 3.1 Financial Condition. The audited consolidated (and, to the extent available, unconsolidated) balance sheets of the Company at December 31, 1999, and the related consolidated statements for the fiscal year ended on December 31, 1999, reported on by and accompanied by an unqualified report from Arthur Andersen L.P., present fairly the consolidated (and unconsolidated) financial condition of the Company as at such date, and the consolidated (and unconsolidated) results of its operations and its consolidated (and unconsolidated) cash flows for the respective fiscal years then ended. The unaudited consolidated (and, to the extent available, unconsolidated) balance sheet of the Company as at June 30, 2000 and the related audited consolidated (and, to the extent available, unconsolidated) statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated (and unconsolidated) financial condition of the Company as at such date, and the consolidated (and unconsolidated) results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Company and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph, except Guarantee Obligations of Indebtedness of the Company and/or any of its Subsidiaries so long as the Indebtedness in respect of which such Guarantee Obligations arise is reflected in such financial statements. During the period from July 1, 2000 to and including the date of this Agreement there has been no Disposition by the Company of any material part of its business or property.

          Section 3.2 No Change. Since December 31, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          Section 3.3 Corporate Existence; Compliance with Law. The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited liability company or, as the case may be, corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 3.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the limited liability company power and authority, and the legal right, to make, deliver and perform the Company Agreements and to borrow hereunder. The Company has taken all necessary limited liability company action to authorize the execution, delivery and performance of the Company Agreements and to authorize the borrowing hereunder on the terms and conditions of this Agreement. No consent, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Company Agreements, other than (x) the approval of the PSC as evidenced by the PSC Order in respect of the Company dated as of December 15, 1997, and (y) the approval of the Issuer, which PSC Order and approvals have been obtained and are in full force and effect. Each Company Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Company Agreement upon execution will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Bonds and the Indenture have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, the Issuer enforceable in accordance with their terms and there is no existing default (howsoever described) under the Bonds or the Indenture.

          Section 3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Company Agreements, the borrowing hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          Section 3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues
     (a) with respect to any of the Company Agreements or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          Section 3.7 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          Section 3.8 Ownership of Property; Liens. Each of the Company and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 5.2.

          Section 3.9 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent failure to have such ownership or license could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, except to the extent any such claim could not reasonably be expected to have a Material Adverse Effect, nor does the Company know of any valid basis for any such claim. The use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person in any material respect, except to the extent any such infringement could not reasonably be expected to have a Material Adverse Effect.

          Section 3.10 Taxes. Each of the Company and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of the Company, no material claim is being asserted, with respect to any such tax, fee or other charge.

          Section 3.11 Federal Regulations. No part of the proceeds of any drawing under the Letter of Credit will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

          Section 3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

          Section 3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan which could reasonably be expected to result in a Material Adverse Effect has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          Section 3.14 Investment Company Act; Other Regulations. Neither the Company nor any of its Subsidiaries is (i) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940. The Company is not a "holding company" under the Public Utility Holding Company Act of 1935, as amended. KeySpan Corporation, the direct holding company of the Company, is a registered "holding company" under the Public Utility Holding Company Act of 1935 and is subject to regulation by the SEC.

          Section 3.15 Subsidiaries. Except as disclosed to the Bank by the Company in writing from time to time after the Closing Date, (a) Schedule
     3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Company and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as created by the Company Agreements.

          Section 3.16 Use of Proceeds. The proceeds of each drawing under the Letter of Credit shall be used for the sole purpose of payment to the Trustee in respect of the Issuer's obligation under the Indenture and the Bonds to pay interest on and principal of the Bonds in accordance with the terms of the Bonds and the Indenture. No proceeds of any drawing under the Letter of Credit will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          Section 3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities or properties owned, leased or operated by the Company and any of its Subsidiaries do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither the Company nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither the Company nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          Section 3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, or any other document, certificate or statement furnished by or on behalf of the Company to the Bank for use in connection with the transactions contemplated by this Agreement, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, or in any other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated hereby.

          Section 3.19 Official Statement. Except for information describing the issuer of the letter of credit in support of the Bonds contained in the Official Statement relating to the Bonds, as to which no representation is made, such Official Statement as of its date of issuance, was, and any supplement or amendment thereto was and shall be, as of their respective dates, accurate in all material respects for the purposes for which its use is, was or shall be authorized; and such Official Statement, as supplemented or amended, as of its date did not, and any supplement or amendment thereto did not and shall not as of its date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Until (i) the obligation of the Bank to issue the Letter of Credit, subject to the terms and conditions of this Agreement, is terminated, (ii) the Letter of Credit is surrendered, and (iii) the Obligations are paid in full, the Company agrees that, unless the Bank shall otherwise expressly consent in writing, the Company will:

          Section 4.1 Financial Statements. Furnish to the Bank:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen L.P. or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          Section 4.2 Certificates; Other Information. Furnish to the Bank:

          (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a compliance certificate containing all information and calculations necessary for determining compliance with the provisions of Section 5.1 of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be;

          (b) within fifteen days after the same are sent, copies of all financial statements and reports that the Company sends to the holders of any class of its debt securities or public equity securities and, within fifteen days after the same are filed, copies of all financial statements and reports that the Company may make to, or file with, the SEC; and

          (c) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

          Section 4.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.4 Maintenance of Existence; Compliance. (a) In the case of the Company and each of its Subsidiaries, (i) preserve, renew and keep in full force and effect its limited liability or, as the case may be, corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Company Agreements, other Contractual Obligations and Requirements of Law except to the extent that failure to comply with any such other Contractual Obligations or Requirements of Law could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) without prejudice to the foregoing clause (b), maintain a PSC Order in force at all times and maintain all requisite approvals of the Issuer from time to time.

          Section 4.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including, in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          Section 4.6  Inspection of Property;  Books and Records;  Discussions.
     (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

Section 4.7       Notices.  Promptly give notice to the Bank of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any material litigation or proceeding affecting the Company or any of its Subsidiaries that are not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 4.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.

          Section 4.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          Section 4.9 Transaction with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliates (other than the Company) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, subject to any requirement under the Public Utility Holding Company Act of 1935, as amended.

          Section  4.10  Remarketing.   Use  its  best  efforts  to  assist  the
     Remarketing Agent to remarket the Bonds to new investors in accordance with the terms of the Indenture and the Remarketing Agreement.

                                   ARTICLE V

                               NEGATIVE COVENANTS
                               ------------------

         Until (i) the obligation of the Bank to issue the Letter of Credit subject to the terms of this Agreement is terminated, (ii) the Letter of Credit is surrendered, and (iii) the Obligations are paid in full, the Company agrees that unless the Bank shall otherwise expressly consent in writing it will not:

          Section 5.1 Financial Condition Covenant. (a) Permit the ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of any fiscal quarter to exceed 0.65:1.0.

          Section 5.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f)  Liens  in  existence  on the  date of this  Agreement  listed  on
     Schedule 5.2(f), securing Indebtedness outstanding on the date of this Agreement, provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Company or any other Subsidiary incurred to finance the acquisition of fixed or capital assets (including, without limitation, Capital Lease Obligations), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

          (h) any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and

          (i) Liens not  otherwise  permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Subsidiaries) $5,000,000 at any one time.

          Section 5.3 Fundamental Changes. (a) In the case of the Company and any Subsidiary, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business.

          Section 5.4 Disposition of Property. Dispose of any of the Company's or any Subsidiaries' property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except (i) the Disposition of obsolete or worn out property in the ordinary course of business, and (ii) the sale of inventory in the ordinary course of business.

          Section 5.5 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, (b) the Existing Credit Facilities, and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          Section 5.6 Limitation on Restrictions on Distributions from Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to pay dividends or make any other distribution on its Capital Stock other than any encumbrances or restrictions imposed by any Governmental Authority.

          Section 5.7 Company Agreements. Amend or supplement any Company Agreement or consent to any amendment or supplement to any Bond Document.

                                   ARTICLE VI

                                EVENTS OF DEFAULT
                                -----------------

          Section 6.1 Events of Default. If any of the following event shall occur and be continuing: (a) (i) the Company shall fail to pay any principal of any Loan when due in accordance with the terms of this Agreement; (ii) the Company shall fail to make any reimbursement payment under Section 2.2(a) when due in accordance therewith; or (iii) the Company shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms of this Agreement; or

          (b) any representation or warranty made or deemed made by the Company herein or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) the Company shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 4.4(a), Section 4.7(a) or Section 5 of this Agreement; or

          (d) the Company shall default in the observance or performance of any other agreement contained in this Agreement or any other Company Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Company from the Bank; or

          (e) the Company or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
     (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of such default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
     (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

          (f) (i) the Company or, should such commencement have or reasonably be expected to have a Material Adverse Effect, any of its Subsidiaries, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or, should such assignment have or be reasonably expected to have a Material Adverse Effect, any of its Subsidiaries, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or, should such commencement have or be reasonably expected to have a Material Adverse Effect, any of its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above that
     (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or, should such commencement have or be reasonably expected to have a Material Adverse Effect, any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or, should any such action have or be reasonably expected to have a Material Adverse Effect, any of its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or, should any such failure or inability have or be reasonably expected to have a Material Adverse Effect, any of its Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Bank is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Bank, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any approval of the PSC or the Issuer (including the PSC Order or the Bond Resolution) or any other Governmental Authority with respect to any Company Agreement shall be modified, rescinded, revoked or set aside or otherwise cease to remain in full force and effect or shall otherwise not authorize the entirety of the advances (including the Borrowing) made (or deemed made) under, or the reimbursement obligations relating to any drawing under the Letter of Credit arising under, Section 2.2(a) or (b) of this Agreement or any other amounts owing or outstanding hereunder; or

          (j) any "Event of Default" under and as defined in the Indenture shall occur and be continuing.

          Section 6.2 Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Bank may (i) if the Letter of Credit shall not have been issued, by notice to the Company declare the obligation and commitment of the Bank to issue the Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) if the Letter of Credit shall have been issued, notify the Trustee of the occurrence and continuance of such Event of Default whereupon the Trustee shall accelerate payment of all the outstanding Bonds and the interest accrued thereon pursuant to and in accordance with Section 10.01 of the Indenture, and notify the Trustee of the Bank's determination to terminate the Letter of Credit on the 12th Business Day following the Trustee's receipt of such notice, and, in either case, provide a copy of such notice to the Company and the Issuer, (iii) if the Letter of Credit shall have been issued and a drawing to pay interest on the Bonds shall have been made thereunder (other than such a drawing in respect of the payment of interest upon scheduled or accelerated maturity, or redemption, of the Bonds), notify the Trustee prior to the tenth day following such drawing that the Bank has not been reimbursed for such drawing and that the Interest Component (as defined in the Letter of Credit) in the amount of such drawing will not be reinstated, (iv) require the Company to provide cash collateral in respect of the undrawn portion of the Stated Amount of the Letter of Credit, whereupon the Company shall deposit with the Bank as cash collateral an amount equal to such undrawn portion, (v) declare the Borrowing and all other principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Borrowing and all other principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, (vi) exercise all the rights and remedies provided herein; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its
     Subsidiaries under the Federal Bankruptcy Code, (A) the obligation and commitment of the Bank to issue the Letter of Credit (if the Letter of Credit shall not have been issued) and the obligation of the Bank to make any payment or disbursement thereunder as to make the Borrowing shall automatically be terminated, and (B) the Borrowing and all amounts reimbursable on demand pursuant to Section 2.02(a), all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  ARTICLE VII

                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT
                   ------------------------------------------

         The obligation of the Bank to issue the Letter of Credit pursuant to Sections 2.1(a) and 2.1(c) is subject to the following conditions precedent:

          Section 7.1 Documents. The Bank shall have received all of the following by no later than the Closing Date, each duly executed and dated the date of the issuance of the Letter of Credit (or such other date prior thereto as shall be satisfactory to the Bank), in form and substance satisfactory to the Bank:

          (a) This Agreement. Duly executed counterparts of the Company and the Bank of this Agreement.

          (b) Bond Documents. Duly executed or certified copies of the Bond Documents, including a transcript of the proceedings of the Issuer with respect to the original issuance and all subsequent actions taken with respect to the Bonds.

          (c) Closing Certificate. A certificate of the Secretary or an Assistant Secretary of the Company substantially in the form of Exhibit C attached hereto dated the date of this Agreement: (i) certifying that attached thereto are true and complete copies of (A) the Articles of Organization and Limited Liability Company Agreement of the Company in each case as in effect on the date of such certificate, (B) extracts of resolutions of the Management Committee of the Company approving the execution and delivery by the Company of this Agreement and the transactions contemplated hereby, and (C) all necessary governmental and regulatory approvals or orders required to be obtained by the Company with respect to this Agreement; (ii) certifying that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect as of the date of such certificate; (iii) certifying that such governmental and regulatory approvals and orders have not been amended, modified, revoked or rescinded and are in full force and effect as of the date of such certificate and are not subject to rehearing or appeal; and
     (iv) certifying the names and true signatures of the officers of the Company authorized to sign this Agreement.

          (d) Opinion of Counsel to the Company. The opinion of Steven L. Zelkowitz, General Counsel to the Company substantially in the form of Exhibit D attached hereto.

          (e) Opinion of Bond Counsel. The opinion of Hawkins, Delafield & Wood, bond counsel, addressed to the Bank (or, if not addressed to the Bank, accompanied by a letter from such counsel advising the Bank that it may rely on the opinions of such counsel) in form and substance satisfactory to counsel for the Bank.

          (f) Financial Statements. (i) Audited consolidated and, to the extent available, unconsolidated financial statements of the Company for the nine month period ended December 31, 1998 and for the 1999 fiscal year and (ii) unaudited interim consolidated and, to the extent available, unconsolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Bank, reflect any material adverse change in the consolidated financial condition of the Company, as reflected in the financial statements referred to in clause (i) of this paragraph.

          (g) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (h) Fees. All fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of Jones, Day, Reavis & Pogue of an agreed amount), on or before the Closing Date.

          (i) Reaffirmation of Long-Term Ratings. The Company shall have reaffirmed the indicative rating of its senior unsecured long-term debt of at least A from S&P and A3 from Moody's.

          Section 7.2 No Default: Representations and Warranties True and Correct. The Company hereby agrees that both before and after giving effect to the issuance of the Letter of Credit, the following statements shall be true and correct:

          (a) No Default or Event of Default has occurred and is continuing under this Agreement or the Bond Documents; and

          (b) The  representations  and  warranties of the Company  contained in
     Article III hereof are true and correct in all material respects as of each such date, with the same effect as though made on each such date.

          Section 7.3 Borrowing Conditions. The amount paid or disbursed by the Bank to the Trustee under the Letter of Credit shall constitute the Borrowing in accordance with Section 2.2(b) if on the date of such payment or disbursement the following conditions shall all be true:

          (a) No Change of Control shall have occurred and LIPA shall not have given its notice to the Company to exercise the LIPA Option; and

          (b) No other Borrowing shall already have been made, it being agreed that only are term borrowing (the Borrowing) may be made under this Agreement; and

          (c) The Company shall not have reimbursed the Bank in full to its satisfaction for the amount paid or disbursed by the Bank on such date; and

          (d) The statements set forth in Section 7.2(a) and (b) shall be true and correct on such date.

                                  ARTICLE VIII

                                     GENERAL
                                     -------

          Section 8.1 Amendments. No amendment, modification, supplement, termination or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Company in any specific case shall entitle the Company to any other or further notice or demand in similar or other circumstances where such further notice or demand is not expressly required by this Agreement to be given to the Company.

          Section 8.2 Notices. Each notice, demand and other communication in connection with this Agreement shall be in writing and shall be deemed to be given to and served upon the addressee thereof (a) upon actual delivery to the addresses designated below for the parties, respectively, or (b) upon transmission, when sent by telecopy or other similar facsimile transmission, or (c) seventy-two (72) hours after the deposit thereof in any main or branch United States Post Office in New York, New York, certified mail first-class postage prepaid, addressed as follows:

            If to the Company:  KeySpan Generation LLC
                                One Metro Tech Center
                                Brooklyn, NY 11201
                                Attn:  Treasurer
                                Fax No.: (718) 403-2042

            With a copy to:     KeySpan Corporation
                                One Metro Tech Center
                                Brooklyn, NY 11201
                                Attn: Legal Department
                                Fax No.: (718) 403-3106

            If to the Bank:     National Westminster Bank Plc, New York Branch
                                101 Park Avenue
                                New York, NY 10178
                                Attn: Sheila Shaw / Juanita Baird, Commercial
                                Loans
                                Tel: (212) 401 1406/1420
                                Fax No.: (212) 401 1494

            With a copy to:     Jones, Day, Reavis & Pogue
                                599 Lexington Avenue
                                New York, New 10022
                                Attn: Tom Speechley
                                Fax No.: (212) 755-7306

            If to the Trustee:  The Chase Manhattan Bank
                                450 W. 33rd Street - 15th Floor
                                New York, NY 10001

                                Attn: Capital Markets Fiduciary Services
                                Fax No: (212) 946-8158


          By notice complying with this Section 8.2, each party may from time to time change the address to be thereafter applicable to it for the purpose of this Section.

          Section 8.3 Costs, Expenses and Taxes. The Company agrees (i) to pay to the Bank, on demand, all out-of-pocket costs and expenses of the Bank (including the fees and out-of-pocket expenses of counsel for the Bank of an agreed amount) in connection with the review of the Bond Documents, the preparation, execution and delivery of this Agreement, any amendments or modifications of (or supplements to) any of the foregoing and any and all other instruments or documents furnished pursuant hereto or thereto or in connection herewith or therewith, and all out-of-pocket costs and expenses (including attorneys' fees and legal expenses) incurred by the Bank in connection with the enforcement of this Agreement, the Bond Documents, any such other instruments or documents or any collateral security, (ii) to pay, and to save the Bank harmless from all liability for, any stamp or other taxes that may be payable in connection with the execution or delivery of this Agreement, the Letter of Credit, or any other instrument or document provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith, and to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or any failure to pay, such taxes, and (iii) to indemnify, pay and hold the Bank and the officers, directors, employees and agents of the Bank (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and costs, including without limitation attorneys' fees, expenses and disbursements of any kind or nature whatsoever, that are not caused by Indemnitees' gross negligence or willful misconduct, any untrue statement or alleged untrue statement of a material fact in this Agreement, or any other documents furnished pursuant hereto or in connection herewith, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or the transfer of, payment of, or (pursuant to any judicial order) failure to pay or delay in paying under, the Letter of Credit (collectively, the "Indemnified Liabilities").

         To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding paragraph may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion, that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of the Company under this Section 8.3 shall survive the termination of this Agreement and the discharge of the Company's other Obligations.

          Section 8.4 Liability of the Bank. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (i) the use that may be made of the Letter of Credit or for any acts or omissions of the Trustee acting in its capacity as Trustee, and any transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents other than the Letter of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank against presentation of documents that do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company that the Company proves were caused by the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit and there shall have been a wrongful payment as a result thereof or the Bank's wrongful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing and unless the Bank has actual knowledge to the contrary, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          Section 8.5 Setoff. In addition to any rights and remedies of the Bank provided by law, the Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Bank or any branch or agency thereof to or for the credit or the account of the Company, as the case may be. The Bank agrees promptly to notify the Company after any such setoff and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          Section 8.6 Headings and References. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references herein to Articles, Sections, Recitals, Schedules and Exhibits shall be deemed to be references to Articles, Sections, Recitals, Schedules and Exhibits of this Agreement, unless the context indicates otherwise.

          Section 8.7 GOVERNING LAW: WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRAIL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          Section 8.8 Successors and Assigns. This Agreement shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the benefit of the Company and the Bank and the successors and assigns of the Bank. The Company may not assign its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Bank. The Bank may assign its rights and interest under this Agreement to any Person with the prior written consent of the Company, not to be unreasonably withheld. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and (subject to the preceding provisions of this Section 8.8) their respective successors and assigns.

          Section 8.9 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more Counterparts.


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



Delivered at New York, New York, on the day and year first above written.

                                  KEYSPAN GENERATION LLC

                                  By:
                                      --------------------------
                                  Its:

                                  NATIONAL WESTMINSTER BANK PLC, NEW YORK BRANCH
                                  By: /s/ SCOTT BARTON
                                     ---------------------------
                                  Its:     Senior Vice President

                                  NATIONAL WESTMINSTER BANK PLC, NASSAU BRANCH
                                  By: /s/ SCOTT BARTON
                                     ---------------------------
                                  Its:     Senior Vice President